PRICING SUPPLEMENT NO. 151                                      Rule 424(b)(3)
DATED: August 18, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes      Book Entry Notes
$10,000,000                          [x]                      [x]

Original Issue Date:                 Fixed Rate Notes         Certificated Notes
August 21, 1998                      [_]                      [_]


Maturity Date:                       CUSIP#: 073928 EQ 2
August 20, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            --------                -------              --------

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%
-------------------------





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*     The 20th of each month.

**    The 20th of each month.

*** The one-month LIBOR rate on August 19, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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